Item 30. Exhibit (h) i. f. 1. i.

IN WITNESS WHEREOF, MML Bay State Insurance Company, T. Rowe Price Investment Services, Inc. and T. Rowe Price Equity Series, Inc. hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 28th day of April, 1999.

COMPANY:	MML BAY STATE INSURANCE COMPANY

By its authorized officer

	By:	/s/ James E. Miller
	Title:	EVP
	Date:	July 6, 2000

FUND:	T. ROWE PRICE EQUITY SERIES, INC.

By its authorized officer

	By:	/s/ Henry H. Hopkins
	Title:	Vice President
	Date:	June 28, 2000

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC.

By its authorized officer

	By:	/s/ Darrell N. Braman
	Title:	Vice President
	Date:	June 28, 2000

JL\VIPFunds\Participation Agrmts\ScheduleA\MMLBayState-amd1

SCHEDULE A

Effective as of August 1, 2000, this Schedule A is hereby amended as follows:

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolio
MML Bay State Variable Life Separate Account I Established July 13, 1982	Variable Life Select	T. Rowe Price Equity Series, Inc.: • T. Rowe Price Mid-Cap Growth Portfolio

	Variable Life Plus	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio

JL\VIPFunds\Participation Agrmts\ScheduleA\MMLBayState-amd1